NOTE

DATE:

MAKER:                                                               NaturalShrimp Corporation

MAKER'S MAILING ADDRESS:                      2068 N. Valley Mills Dr., Waco, Texas 76710

LENDER:

PRINCIPAL AMOUNT:

MATURITY DATE:                                           Twelve months from the date hereof

INTEREST RATE ON
UNPAID PRINCIPAL FROM DATE:              Fifteen percent (15%) payable at Maturity Date

SECURITY:                                                         Shrimp crop attributable to Loan of even date herewith

FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amounts so stipulated, the undersigned Maker promises to pay, pursuant to the terms and conditions hereafter set forth, to the order of Holder at the Place of Payment or at such other place as the Holder of this no may designate In writing, in immediately available funds and In lawful money of the United States of America, the principal sum of ____________________________________ ($________) together with interest on the principal amount hereof remaining outstanding and unpaid from the date hereof until maturity at the rate hereafter stated.

Maker acknowledges that the loan evidenced hereby Is intended for business, commercial, or investment purposes and is not primarily for personal, family, household or agricultural use.
The principal of this Note and accrued, unpaid interest thereon is payable as follows: In full on Maturity Date (subject to conversion rlrvyion as set forth In the Loan)
This Note is secured by the shrimp crop attributable to the PLs acquired from the Note proceeds.

This Note may be prepaid, In part or in full but Holder shall be entitled to the full interest earned hereunder as though the Note was paid at Maturity Date.

Maker promises to pay to the order of Payee at the Place of Payment and according to the terms of payment the principal amount plus interest at the rates stated above.

Maker grants an option to Holder to convert the fifteen percent interest proceeds into thirty percent common stock shares at a price of $.25 per share.

Maker grants an option to Holder to convert all proceeds; $5,000 principal, fifteen percent interest or thirty percent common stock into common stock shares at $25 per share.

Maker grants a first right of refusal on future loans to Holder if financing program Is renewed. Future interest rates will be determined by market conditions at that time.

As an additional consideration to Lender for making the loan, Lender shall be entitled to receive 1,000 shares of the common stock of Borrower.
If default is made in the payment of any part of the principal or interest of this note as same shall become due and payable, or if there is a default in any of the terms, covenants, conditions, agreements, or provisions set forth in any instruments securing payment hereof then in any such event the holder or holders of this Note shall have the option to declare this Note due and payable whereupon the entire unpaid principal balance of this Note and at interest accrued thereon shall thereupon at once mature and become due and payable without further presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and by all sureties, guarantors and endorsers of the Note to the fullest extent permitted by law.

This Note shall be the joint and several obligation of Makers, any Guarantor and all endorsers, if any, and shall be binding upon them, their heirs, legal representatives, successors and assigns. Except as heretofore provided, each Maker and endorser hereby jointly and severally waives grace, presentment for payment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting.

In the event of default hereunder, or in any of the instruments securing payment hereof, and this Note is placed in the hands of an attorney for collection (whether or not suit is filed) or if this Note is collected by suit or legal proceedings, Maker agrees to pay an additional amount for attorney's fees, court costs and expense of collection in addition to other amounts due.

It is the intention of the parties hereof to comply with all applicable usury laws (now or hereafter enacted). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, In no event shall this Note or such document, be construed to contract for, charge, or permit a receipt of Interest to excess of the maximum amount permitted by the laws of the State of Texas and/or of the United States of America. If any such excess of interest is contracted for, charged, or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the Indebtedness evidenced by this Note is accelerated in whole or In part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, or received under this Note or under any of the Instruments securing payment hereof or otherwise relating hereto on the amount of principal actually outstanding from time to time under this note shall exceed the maximum rate of interest permitted by law, then, in such event:

(a) The provisions of this paragraph shall govern and control; and
(b) Neither Maker hereof nor Makers heirs, legal representatives, successors, or assign, or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law; and,
(c) Any such excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall, at the option of the holder of this Note, be refunded to Makers or applied as a credit against the then unpaid principal amount hereof, and
(d) The effective rate of interest shall be automatically reduced to the maximum contract rate allowed under such lay's as now or hereafter construed by the Courts of appropriate Jurisdiction, and, to the extent permitted by law, determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the fully stated term of the loan evidenced hereby all interest at any time contracted for, charged, or received from maker in connection with this loan.

Each Maker if more than one is responsible for all obligations represented by this Note. Each Maker warrants and represents that each has full authority to enter into this Note and that the person executing this Note on behalf of Maker has full right and authority to execute same. This Note shall be binding on each Maker according to its terms.

This Note shall be governed by and construed in accordance with the Laws of the State of Texas and the United States of America a from time to time in effect. Dallas County, Texas shall be the proper place of venue for suit hereon. Makers and any and all co-makers, endorsers, guarantors and sureties irrevocably agree that any legal proceedings in respect of this Note or any loan agreement, guaranty or other writing relating hereto shall be brought in the district courts of Dallas County, Texas.

MAKER

NATURALSHRIMP CORPORATION

________________________________

By
Title
SECURITY AGREEMENT

This Loan Agreement (the “Loan”) is made and entered into this ____ day of ____________, 20__ by and between __________________________________ whose principal address is ____________________________________________(hereafter, “Lender”) and NaturalShrimp Corporation, a Delaware corporation, with its principal place of business at 2068 N. Valley Mills Dr., Waco, Texas 76710 (hereafter, "Borrower").

Recitals

a.
Borrower is a producer of shrimp in enclosed re-circulating saltwater production facilities located in La Coste, Texas and must purchase from third parties post larvae shrimp ("PLs") with which to stock its tanks and feed for growing out the shrimp; and

b.	In this respect, Borrower desires to Borrower from Lender and Lender is willing to loan to Borrower under the terms hereof funds necessary to acquire PLs and grow them to maturity in Borrower's tanks.

NOW THEREFORE, in consideration of the mutual promises and obligations hereafter set forth, the parties hereto, intending to be legally bound, agree as follows:

Agreements

1. The Loan. Lender agrees to and does hereby loan to Borrower the sum of ___________________________ ($______) for purposes of purchasing PLs for stocking a single tank and for acquiring feed necessary to grow-out the PLs acquired hereunder. The loan shall be evidenced by a promissory note in the form attached hereto as Exhibit "A" (the "Note"). The proceeds of the Loan shall be used for this purpose only and for no other.

2. The Note. The Lender shall be entitled to receive interest on the Loan equal to fifteen percent (15%) or, alternatively thirty percent (30%) in the common stock of the Borrower, at Lender's election at the maturity date of the Loan. The Note shall be for a term equal to twelve (12) months from the date of the Note (the "Maturity Date."). The price used for calculating the number of shares payable as interest hereunder is $.25 per share. In the event that the Note is paid prior to its maturity date, Lender shall nevertheless be entitled to the full interest earned pursuant to the Loan as though the Note was paid at the Maturity Date either in cash or in stock. Borrower reserves the right to pay installments on the Note so long as the full Note amount plus interest is paid on or before the Maturity Date.

3. Conversion Rate. In addition to the foregoing, Lender shall have the further right but not the obligation to convert the entire Note balance due at the Maturity Date into common stock of the Borrower. The conversion price shall be $.25 per share of common stock of the Company. In the event that Borrower elects to pay the Note off earlier than the Maturity Date, the date on which Borrower elects to pay such Note shall be deemed the Maturity Date.

4. Security Interest. The Note shall be an obligation of Borrower and shall be secured by the value of the crop of shrimp grown from the PLs acquired with the Loan. In this respect, The Note shall be a first charge on the proceeds from the sale of the shrimp from the tank stocked with PL's. Borrower will execute, for no additional consideration, such other and further documents as Lender reasonably request to perfect Lender's security interest in the growing crop of PLs/Shrimp.
5. Reports and Record Keeping. Borrower will monitor the grow-out process of the PL's acquired hereunder on a segregated basis from other tanks then being used by Borrower and shall report to Lender as to the status of the health, grow-out rates and other matters relating to the growth cycle of the PL's as deemed necessary or requested by Lender. At such time as the tank is harvested, Borrower will advise Lender of the total production attributable to the PLs acquired hereunder and the arrangements for sale of such production.

6. Additional Consideration. As additional consideration to Lender for making the Loan, Lender shall be entitled to receive 1,000 shares of the common stock of Borrower.

7. Right of First Refusal. Lender shall have the right of refusal to participate in other loans with Company under the same or similar terms and conditions and for the same purposes as the Loan as may be required by Borrower from time to time.

8. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties, and may not be changed or amended in any way, except with the mutual consent of both parties, expressed in a written document executed by both parties.

9. Choice of Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas, notwithstanding its rules concerning conflicts of laws.

10. Authority. Borrower is authorized by appropriate resolution to execute this Loan and the Note and same is binding on the corporation.

Dated

BORROWER

NATURALSHRIMP CORPORATION

________________________________
BY: ____________________________
TITLE: __________________________

LENDER

_______________________________
BY: ____________________________
TITLE: __________________________